Expensify

Q2 2025 Earnings

August 7th, 2025


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Disclaimer

All information included in this presentation is unaudited.

FORWARD-LOOKING STATEMENTS

Forward-looking statements in this presentation, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1955. These statements include statements regarding our strategy, future financial condition, future operations, future cash flow, projected costs, prospects, plans, objectives of management, expected market growth, and our stock-based compensation estimates, and involve known and unknown risks that are difficult to predict. As a result, our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as "may," "will,", "can", "shall," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential," "goal," "objective," "seeks," or "continue" or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans, or intentions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: our expectations regarding our financial performance and future operating performance; our ability to attract and retain members, expand usage of our platform, sell subscriptions to our platform and convert individuals and organizations into paying customers; the timing and success of new features, integrations, capabilities and enhancements by us, or by competitors to their products, or any other changes in the competitive landscape of our market; the amount and timing of operating expenses that we may incur to maintain and expand our business and operations to remain competitive; the sufficiency of our cash, cash equivalents and investments to meet our liquidity needs; our ability to make required payments under and to comply with the various requirements of our current and future indebtedness; our cash flows, the prevailing stock prices, general economic and market conditions and other considerations that could affect the specific timing, price and size of repurchases under our stock repurchase program or our ability to fund any stock repurchases; geopolitical tensions, including the war in Ukraine and the conflict in Israel, Gaza and surrounding areas; the impact of inflation on us and our members; our borrowing costs, which have and may continue to increase as a result of increases in interest rates; our ability to effectively manage our exposure to fluctuations in foreign currency exchange rates; the size of our addressable markets, market share and market trends; anticipated trends, developments and challenges in our industry, business and the highly competitive markets in which we operate; any adverse impact on our business operations as a result of using artificial intelligence or other machine learning technologies in our services; our expectations regarding our income tax liabilities and the adequacy of our reserves; our ability to effectively manage our growth and expand our infrastructure and maintain our corporate culture; our ability to identify, recruit and retain skilled personnel, including key members of senior management; the safety, affordability and convenience of our platform and our offerings; our ability to successfully defend litigation brought against us; our ability to successfully identify, manage and integrate any existing and potential acquisitions of businesses, talent, technologies or intellectual property; general economic conditions in either domestic or international markets, including geopolitical uncertainty and instability, and their effects on software spending; our ability to protect against security incidents, technical difficulties, or interruptions to our platform; our ability to maintain, protect and enhance our intellectual property; the impact of tariffs and global trade disruptions on us, our customers and our vendors, including the impact on inflation, supply chains and consumer sentiment; and other risks discussed in our filings with the SEC. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth above. We caution you not to place undue reliance on any forward-looking statements, which are made only as of the date of this presentation. We do not undertake or assume any obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

NON-GAAP FINANCIAL MEASURES

This presentation contains certain Non-GAAP financial measures, such as Non-GAAP net income (loss), adjusted EBITDA, and free cash flow which we believe are useful in evaluating our business, results of operations and financial condition. These measures are not prepared in accordance with generally accepted accounting principles in the United States ("GAAP") and have important limitations as analytical tools. Non-GAAP financial measures are supplemental, should only be used in conjunction with results presented in accordance with GAAP, should not be considered in isolation or as a substitute for such GAAP results, and may be different from similarly titled metrics or measures presented by other companies. For a reconciliation of Non-GAAP net income, adjusted EBITDA and free cash flow to the nearest comparable GAAP figures, please see the appendix to this presentation.

Expensify

Q2 2025 Financials

Expensify

Q2 2025

Revenue	Average Paid Members	Total Interchange
$35.8MM	652,000	$5.3MM

Expensify

Q2 2025

Operating Cash Flow (Includes timing of customer funds)	Free Cash Flow[1] (Excludes timing of customer funds)
$8.9MM	$6.3MM

Net Loss	Non-GAAP Net Loss[2]	Adj. EBITDA[3]
$(8.8)MM	$(1.9)MM	$(1.4)MM

[1] We define Free cash flow as net cash (used in) provided by operating activities excluding changes in settlement assets and settlement liabilities, which represent funds held for customers and customer funds in transit, respectively, reduced by the purchases of property and equipment and software development costs. Please see appendix for GAAP to non-GAAP reconciliation.

[2] We define non-GAAP net income (loss) as net income (loss) excluding stock-based compensation expense.

[3] We define Adjusted EBITDA as net income (loss) excluding provision for income taxes, other (income) expenses, net, depreciation and amortization and stock-based compensation expense. Please see appendix for GAAP to Non-GAAP reconciliation.

Expensify

Free Cash Flow[1]

- **Q2 FCF was $6.3MM**, a 10% increase from the same period last year[2].
- With Q1 Results, we updated our FY 2025 FCF guidance to $17.0MM - $21.0MM:
  - **We are increasing our FY 2025 FCF guidance to $19.0MM - $23.0MM[3].**

[1] We define Free cash flow as net cash (used in) provided by operating activities excluding changes in settlement assets and settlement liabilities, which represent funds held for customers and customer funds in transit, respectively, reduced by the purchases of property and equipment and software development costs.

[2] Please see appendix for GAAP to non-GAAP reconciliation.

[3] The Company does not provide a reconciliation for free cash flow estimates on a forward-looking basis because it is unable, without making unreasonable efforts, to provide a meaningful or reasonably accurate calculation or estimation of net cash used in operating activities and certain reconciling items on a forward-looking basis, which could be significant to the Company's results.

Note: Expensify's outlook statements are based on current expectations. These statements are forward-looking and actual results could differ materially depending on market conditions and the factors set forth in the Disclaimer at the front of this presentation.

Expensify

Q2 2025

Monthly Paid Members



800,000
600,000
400,000
200,000
0
7/1/2022
1/1/2023
7/1/2023
1/1/2024
7/1/2024
1/1/2025
7/1/2025

July Paid Members

641,000

Denotes July 2025 and July activity from previous years

Note: There can be no assurances that the trends of previous third quarters are representative of future trends.

Expensify

F1® THE MOVIE

- Expensify was on screen for an estimated total of 35+ minutes[1].
- We estimate that Expensify was viewed for a combined 1.3 billion minutes[2].
- We estimate over $100.0MM[3] was spent marketing the movie in which our logo featured heavily.
- The PR/earned media around the movie generated an estimated equivalent value of $61.0MM in marketing dollars[3].
- The movie has been greenlit for a second theatrical release in IMAX, then is scheduled to eventually go to Apple TV, which should drive interest again for everyone who missed it the first time around.

[1] Estimated by independent consultant.

[2] Calculated as 35 minutes multiplied by 40.0MM viewers. Number of viewers estimated by dividing $500MM global box office by average ticket price of $12.50.

[3] Estimated by Hollywood Branded using industry standard techniques.

Expensify

Expensify dominates brand awareness

F1® The Movie has increased awareness of Expensify in our core demographic (ages 18-54) by **50%.**

Unaided Awareness[1]: Ages 18-54


10%
8%
5%
3%
0%
April
May
June
July
Expensify
BILL
Brex
Competitor Avg
Concur
Navan
Ramp

[1] Unaided awareness is defined as the number of general population respondents that could recall a given brand without any prompts, measured by Tracksuit, represents 3-month rolling average as of the end of each month.


FROM THE DIRECTOR OF TOP GUN: MAVERICK
BRAD PITT
IWC
Expensify
ONLY IN THEATERS
JUNE 27
FILMED FOR IMAX

Expensify

Expensify dominates brand awareness

F1® The Movie has increased awareness of Expensify in the next generation of bottom up adopters (ages 18-24) by **350%**.

Unaided Awareness[1]: Ages 18-24



10%
8%
5%
3%
0%
April
May
June
July
Expensify
BILL
Brex
Competitor Avg
Concur
Navan
Ramp

[1] Unaided awareness is defined as the number of general population respondents that could recall a given brand without any prompts, measured by Tracksuit, represents 3-month rolling average as of the end of each month.



F1®
THE MOVIE
ONLY IN THEATERS
JUNE 27

Expensify

Q2 Business Highlights

Expensify

Q2 Business Highlights

- **Global Expansion**
  - *Global Expansion: Expensify added support for third-party card feeds from 10,000+ banks worldwide and launched Euro-based billing. The Expensify Card beta is expected to be live in the UK and EU in August, with Canada expected in 2026.*
- **Concierge AI**
  - *Extensive investment upgrading Concierge's LLM prompting to multi-modal tree-of-thought design.*
- **Expensify Travel**
  - *Expensify Travel bookings continue to climb, growing 44% from Q1 to Q2.*
- **Share repurchase**
  - *The company repurchased 1,285,336 shares of its Class A common stock. The purchases were made from May 15, 2025 to June 27, 2025, totaling approximately $3.0MM.*

Expensify

A Plan to Win

1. ~~Rebuild atop a cross platform, realtime stack~~
   - *All core technology elements are complete and in production*

Migrate all customers from Classic to New (Underway)
   - *We are actively migrating customers from Classic to New*

Accelerate with financial AI agent (Underway)
   - *We are actively finalizing our Concierge AI*

4. **Monetize and activate with superapp functionality**
   - *8 products, for $9/mo*
5. **Simplify for consumers who drive free WoM and viral loops**
   - *Solve long-term leadgen into enormous market opportunity*


Q&A

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Appendix

Expensify

GAAP to Non-GAAP Reconciliation: Non-GAAP Net Income

	Three months ended June 30, 2025 *(unaudited, in thousands)*	Three months ended June 30, 2024 *(unaudited, in thousands)*
Net loss	**$ (8,788)**	**$ (2,764)**
Add:		
Stock-based compensation expense	6,927	8,381
Non-GAAP Net (Loss) Income[1]	**$ (1,861)**	**$ 5,617**

[1] We define Non-GAAP Net Income as net income (loss) excluding stock-based compensation expense.

Expensify

GAAP to Non-GAAP Reconciliation: Adjusted EBITDA

	Three months ended June 30, 2025 *(unaudited, in thousands)*	Three months ended June 30, 2024 *(unaudited, in thousands)*
Net loss	**$ (8,788)**	**$ (2,764)**
(Benefit from) provision for income taxes	(661)	2,723
Other (income) expenses, net	(889)	260
Depreciation and amortization	2,018	1,590
Stock-based compensation expense	6,927	8,381
Adjusted EBITDA	**$(1,393)**	**$ 10,190**

Note: We define Adjusted EBITDA as net income (loss) excluding provision for income taxes, other (income) expenses , net, depreciation and amortization and stock-based compensation expense.

Expensify

GAAP to Non-GAAP Reconciliation: Free Cash Flow

	Three months ended June 30, 2025 *(unaudited, in thousands)*	Three months ended June 30, 2024 *(unaudited, in thousands)*
Net cash provided by operating activities	**$ 8,916**	**$ 9,317**
(Increase) decrease in changes in customer assets and liabilities		
Settlement assets	(603)	1,756
Settlement liabilities	(828)	(3,317)
Less:		
Purchases of property and equipment	(17)	-
Software development costs	(1,157)	(2,038)
Free cash flow	**$ 6,311**	**$ 5,718**

Note: We define Free cash flow as net cash (used in) provided by operating activities excluding changes in settlement assets and settlement liabilities, which represent funds held for customers and customer funds in transit, respectively, reduced by the purchases of property and equipment and software development costs.

Expensify

Estimated Stock-Based Compensation (Millions) - Next 4 Quarters

	Q3 2025		Q4 2025		Q1 2026		Q2 2026	
	Low	High	Low	High	Low	High	Low	High
Cost of revenue, net	$ 2.4	$ 3.2	$ 2.2	$ 3.0	$ 2.1	$ 2.9	$ 2.1	$ 2.9
Research and development	1.7	2.3	1.6	2.2	1.6	2.2	1.5	2.1
General and administrative	1.0	1.4	1.0	1.4	0.9	1.3	0.9	1.3
Sales and marketing	0.8	1.0	0.8	1.0	0.8	1.0	0.7	0.9
Total	**$ 5.9**	**$ 7.9**	**$ 5.6**	**$ 7.6**	**$ 5.4**	**$ 7.4**	**$ 5.2**	**$ 7.2**

Note: Expensify's outlook statements are based on current expectations. These statements are forward-looking and actual results could differ materially depending on market conditions and the factors set forth in the Disclaimer at the front of this presentation.